OLAPLEX Reports First Quarter 2022 Results
Net Sales grew 58% in the first quarter 2022
Diluted EPS for the first quarter 2022 of $0.09 and Adjusted Diluted EPS of $0.13

SANTA BARBARA, California – May 11, 2022 –Olaplex Holdings, Inc. (NASDAQ: OLPX) (“OLAPLEX” or the “Company”), an innovative, science-enabled, technology-driven beauty company, focused on delivering its patent-protected premium hair care products to professional hair salons, retailers, and everyday consumers, today announced financial results for the first quarter ended March 31, 2022 ("first quarter 2022").

First Quarter 2022 compared to First Quarter 2021:

•Net sales increased 57.6% to $186.2 million;
◦Net sales increased 65.1% in the United States and 45.7% internationally
◦By channel:
▪Professional grew 62.6% to $77.0 million, or 41.4% of net sales
▪Specialty Retail increased 102.5% to $64.3 million, or 34.5% of net sales
▪Direct-To-Consumer rose 15.1% to $44.9 million, or 24.1% of net sales;
•Net income increased 36.1% and adjusted net income increased 60.5%;
•Diluted EPS were $0.09 for the first quarter 2022, as compared to $0.07 for the first quarter 2021;
•Adjusted Diluted EPS were $0.13 for the first quarter 2022, as compared to $0.09 for the first quarter 2021
•Expanded product portfolio with the launch of No. 9 Bond Protector Nourishing Hair Serum; and
•Launched into Ulta retail stores and Ulta online, as well as expanded distribution in Sephora at Kohl’s in the United States, Sephora Europe and Douglas in Germany.

JuE Wong, OLAPLEX’s President and Chief Executive Officer, commented: “The first quarter marked an excellent start to the year, consistent with our plan and continuing the positive momentum in our business. We attribute our ongoing strength to our clear competitive advantages: patent-protected products that are able to improve hair health from the first use, a proven track record of A+ new product launches, a highly engaged community of professional stylists and consumers, our synergistic omni-channel model and our asset-light, nimble operations. I would like to thank our Olaplex team and our partners in delivering an outstanding performance. As we look ahead, we believe we are well positioned to sustain our success in this dynamic operating environment. Global premium hair care is a large, fast growing category that has been resilient through prior economic cycles. With our fiscal 2022 guidance, we are projecting to continue delivering industry top tier net sales growth and profit margins. And with twelve products today, and significant white space growth opportunities ahead, we believe we are just getting started.”

First Quarter 2022 Highlights

(Dollars in $000’s)	Q1 2022	Q1 2021	% Change
Net Sales	$186,196	$118,119	57.6%
Gross Profit	$141,205	$93,595	50.9%
Gross Margin	75.8%	79.2%
Adjusted Gross Profit	$147,298	$96,046	53.4%
Adjusted Gross Margin	79.1%	81.3%
SG&A	$22,314	$11,280	97.8%
Adjusted SG&A	$20,618	$10,213	101.9%
Net Income	$61,961	$45,531	36.1%
Adjusted Net Income	$91,425	$56,963	60.5%
Adjusted EBITDA	$126,378	$85,785	47.3%
Adjusted EBITDA Margin	67.9%	72.6%
Diluted EPS	$0.09	$0.07	28.6%
Adjusted Diluted EPS	$0.13	$0.09	44.4%
Weighted Average Diluted Shares Outstanding	693,021,097	656,268,316

Adjusted gross profit, adjusted gross margin, adjusted SG&A, adjusted net income, adjusted diluted EPS, adjusted EBITDA and adjusted EBITDA margin are measures that are not calculated or presented in accordance with generally accepted accounting principles in the United States (“GAAP”). For more information about how we use these non-GAAP financial measures in our business, the limitations of these measures, and a reconciliation of these measures to the most directly comparable GAAP measures, please see "Disclosure Regarding Non-GAAP Measures" and the reconciliation tables that accompany this release.

Balance Sheet
As of March 31, 2022, the Company had $143.3 million of cash and cash equivalents, compared to $186.4 million as of December 31, 2021. Inventory at the end of the first quarter 2022 was $117.5 million, compared to $98.4 million at the end of December 2021. The Company is pleased with the level and composition of its inventory and believes it is well positioned to meet demand. Long-term debt, net of current portion was $658.3 million as of March 31, 2022, compared to $738.1 million as of the end of December 2021. On February 23, 2022, the Company completed a successful refinancing of its existing secured credit facility with a new credit agreement comprised of a $675 million senior secured term loan facility (the “Term Loan”) and a $150 million senior secured revolving credit facility (the “Revolving Facility”). At closing, the proceeds of the Term Loan were used to refinance all of the term loans outstanding under the existing credit agreement and to pay the fees and expenses of the transaction. The new Revolving Facility remained undrawn at March 31, 2022. This refinancing reduced outstanding term loan debt from $769 million as of December 31, 2021 to $675 million and lowered the interest rate spread by 300 bps, as of the closing of the refinancing.
Fiscal Year 2022 Guidance
The Company re-affirmed its guidance for fiscal year 2022 on net sales, adjusted Net Income and adjusted EBITDA, as set forth below.

For Fiscal 2022:
(Dollars in millions)	2022	2021 Actual	% change (based on mid-point)
Net Sales	$796 - $826	$598	+36%
Adjusted Net Income*	$363 - $379	$276	+35%
Adjusted EBITDA*	$504 - $526	$409	+26%

*Adjusted Net Income and Adjusted EBITDA are non-GAAP measures. See “Disclosure Regarding Non-GAAP Financial Measures” and the reconciliation tables that accompany this release for a discussion and reconciliation of certain non-GAAP financial measures included in this release.

Webcast and Conference Call Information

Olaplex Holdings, Inc. will host a conference call to discuss first quarter 2022 results today, May 11, 2022, at 9:00am ET. Those interested in participating in the conference call are invited to dial (833) 711-4979 (participant passcode 3727128). International callers may dial (213) 660-0866. The live webcast of the conference call will be available online at https://ir.olaplex.com/. A replay of the webcast will remain available on the website for 90 days.
About OLAPLEX
OLAPLEX is an innovative, science-enabled, technology-driven beauty company with a mission to improve the hair health of its consumers. A revolutionary brand, OLAPLEX paved the way for a new category of hair care called “bond-building,” the process of protecting, strengthening and rebuilding broken bonds in the hair during and after hair services. The brand’s products have an active, patent-protected ingredient that works on a molecular level to protect and repair hair from damage. OLAPLEX’s award-winning products are sold through a global omni-channel platform serving the professional, specialty retail, and direct-to-consumer channels.

Cautionary Note Regarding Forward-Looking Statements
This press release includes forward-looking statements and information relating to the Company that are based on the beliefs of management as well as assumptions made by, and information currently available to, the Company. These forward-looking statements generally can be identified by the use of words such as “may,” “will,” “could,” “should,” “intend,” “potential,” “continue,” “anticipate,” “believe,” “estimate,” “expect,” “plan,” “target,” “predict,” “project,” “seek” and similar expressions as they relate to us. These forward-looking statements address various matters including: the Company’s financial position and operating results, including financial guidance for fiscal year 2022; business plans and objectives; growth and expansion opportunities; the growth and resiliency of the global premium hair care industry; new product innovation; future sales growth and margins; and anticipated interest expense savings. These statements reflect management’s current views with respect to future events, are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Each forward-looking statement contained in this press release is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement. Applicable risks and uncertainties include, among others: the Company’s ability to execute on its growth strategies and expansion opportunities; increased competition causing the Company to reduce the prices of its products or to increase significantly its marketing efforts in order to avoid losing market share; the Company’s existing and any future indebtedness, including the Company’s ability to comply with affirmative and negative covenants under its credit agreement to which it will remain subject to until maturity, and the Company’s ability to obtain additional financing on favorable terms or at all; the Company’s dependence on a limited number of customers for a significant portion of its net sales; the Company’s ability to effectively market and maintain a positive brand image; changes in consumer preferences or changes in demand for hair care products or other products the Company may develop; the Company’s ability to accurately forecast consumer demand for its products; the Company's ability to maintain favorable relationships with suppliers and manage our supply chain, including obtaining and maintaining shipping distribution and raw materials at favorable pricing; the Company’s relationships with and the performance of distributors and retailers who sell its products to hair care professionals and other customers; impacts on the Company’s business due to the sensitivity of its business to unfavorable economic and business conditions; the Company’s ability to develop, manufacture and effectively and profitably market and sell future products; failure of markets to accept new product introductions; the Company's ability to attract and retain senior management and other qualified personnel; regulatory changes and developments affecting the Company's current and future products; the Company’s ability to service its existing indebtedness and obtain additional capital to finance operations and its growth opportunities; impacts on the Company’s business from political, regulatory, economic, trade, and other risks associated with operating internationally including volatility in currency exchange rates, and imposition of tariffs; the Company’s ability to establish and maintain intellectual property protection for its products, as well as the Company’s ability to operate its business without infringing, misappropriating or otherwise violating the intellectual property rights of others; the impact of material cost and other inflation and our ability to pass on such increases to customers; the impact of changes in laws, regulations and administrative policy, including those that limit U.S. tax benefits or impact trade agreements and tariffs; the outcome of litigation and governmental proceedings; impacts on the Company’s business from the COVID-19 pandemic; and the other risks identified under the heading “Risk Factors” in Company’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the Securities and Exchange Commission (the “SEC”) on March 8, 2022, as well as the other information we file with the SEC. The Company cautions investors not to place considerable reliance on the forward-looking statements contained in this press release. You are encouraged to read the Company’s filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The forward-looking statements in this press release speak only as of the date hereof, and the Company undertakes no obligation to update or revise any of these statements, except as required by applicable law. The Company’s business is subject to substantial risks and uncertainties, including those referenced above. Investors, potential investors, and others should give careful consideration to these risks and uncertainties.

Disclosure Regarding Non-GAAP Financial Measures

In addition to the financial measures presented in this release in accordance GAAP, the Company has included certain non-GAAP financial measures, including adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted gross profit, adjusted gross profit margin, adjusted SG&A and adjusted diluted EPS. Management believes these non-GAAP financial measures, when taken together with the Company’s financial results presented in accordance with GAAP, provide meaningful supplemental information regarding the Company’s operating performance and facilitate internal comparisons of its historical operating performance on a more consistent basis by excluding certain items that may not be indicative of its business, results of operations or outlook. In particular, management believes that the use of these non-GAAP measures may be helpful to investors as they are measures used by management in assessing the health of the Company’s business, determining incentive compensation and evaluating its operating performance, as well as for internal planning and forecasting purposes.

The Company calculates adjusted EBITDA as net income, adjusted to exclude: (1) interest expense, net; (2) income tax provision; (3) depreciation and amortization; (4) share-based compensation expense; (5) non-ordinary inventory adjustments; (6) non-ordinary costs and fees; (7) non-ordinary legal costs; (8) non-capitalizable IPO and strategic transition costs; and (9)

as applicable Tax Receivable Agreement liability adjustments. The Company calculates adjusted EBITDA margin by dividing adjusted EBITDA by net sales. The Company calculates adjusted net income as net income, adjusted to exclude: (1) amortization of intangible assets (excluding software); (2) non-ordinary costs and fees; (3) non-ordinary legal costs; (4) non-ordinary inventory adjustments; (5) share-based compensation expense; (6) non-capitalizable IPO and strategic transition costs; (7) Tax Receivable Agreement liability adjustment; and (8) tax effect of non-GAAP adjustments. The Company calculates adjusted basic and diluted EPS as adjusted net income divided by weighted average basic and diluted shares outstanding respectively. The Company calculates adjusted gross profit as gross profit, adjusted to exclude: (1) non-ordinary inventory adjustments and (2) amortization of patented formulations, pertaining to the acquisition of the Olaplex, LLC business in 2020 by certain investment funds affiliated with Advent International Corporation and other investors. The Company calculates adjusted gross profit margin by dividing adjusted gross profit by net sales. The Company calculates adjusted SG&A as SG&A, adjusted to exclude: (1) share-based compensation expense; (2) non-ordinary legal costs, (3) non-capitalizable IPO and strategic transition costs and (4) non-ordinary costs and fees.

Please refer to “Reconciliation of Non-GAAP Financial Measures to GAAP Equivalents” located in the financial supplement in this release for a reconciliation of these non-GAAP metrics to their most directly comparable financial measure stated in accordance with GAAP.

This release includes forward-looking guidance for adjusted EBITDA and adjusted net income. The Company is not able to provide, without unreasonable effort, a reconciliation of the guidance for adjusted EBITDA and adjusted net income to the most directly comparable GAAP measure because the Company does not currently have sufficient data to accurately estimate the variables and individual adjustments included in the most directly comparable GAAP measure that would be necessary for such reconciliations, including (a) income tax related accruals given currently proposed legislative changes and other one-time items, (b) impacts to our Tax Receivable Agreement liability that would arise from proposed legislative changes (c) costs related to potential debt or equity transactions, and (d) other non-recurring expenses that cannot reasonably be estimated in advance. These adjustments are inherently variable and uncertain and depend on various factors that are beyond our control and as a result we are also unable to predict their probable significance. Therefore, because management cannot estimate on a forward-looking basis without unreasonable effort the impact these variables and individual adjustments will have on its reported results in accordance with GAAP, it is unable to provide a reconciliation of the non-GAAP measures included in its fiscal 2022 guidance.

CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except shares)
(Unaudited)

	March 31, 2022	December 31, 2021
Assets
Current Assets:
Cash and cash equivalents	$143,347	$186,388
Accounts receivable, net of allowance of $14,662 and $8,231	68,914	40,779
Inventory	117,471	98,399
Other current assets	8,196	9,621
Total current assets	337,928	335,187
Property and equipment, net	740	747
Intangible assets, net	1,031,232	1,043,344
Goodwill	168,300	168,300
Deferred taxes	10,056	8,344
Other assets	6,364	4,500
Total assets	$1,554,620	$1,560,422

Liabilities and stockholders’ equity
Current Liabilities:
Accounts payable	$29,005	$19,167
Accrued expenses and other current liabilities	11,361	17,332
Accrued sales and income taxes	30,895	12,144
Current portion of long-term debt	6,750	20,112
Current portion of tax receivable agreement	4,157	4,157
Total current liabilities	82,168	72,912
Related Party payable pursuant to Tax Receivable Agreement	225,122	225,122
Long-term debt	658,315	738,090
Total liabilities	965,605	1,036,124

Contingencies

Stockholders’ equity
Common stock, $0.001 par value per share; 2,000,000,000 shares authorized, 648,855,977 and 648,794,041 shares issued and outstanding as of March 31, 2022 and December 31, 2021, respectively	648	648
Preferred stock, $0.001 par value per share; 25,000,000 shares authorized, and no shares issued and outstanding	—	—
Additional paid-in capital	305,622	302,866
Retained earnings	282,745	220,784
Total stockholders’ equity	589,015	524,298
Total liabilities and stockholders’ equity	$1,554,620	$1,560,422

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(amounts in thousands, except per share and share data)
(Unaudited)

	Three Months Ended March 31,
	2022	2021
Net sales	$186,196	$118,119
Cost of sales:
Cost of product (excluding amortization)	43,222	22,073
Amortization of patented formulations	1,769	2,451
Total cost of sales	44,991	24,524
Gross profit	141,205	93,595
Operating expenses:
Selling, general, and administrative	22,314	11,280
Amortization of other intangible assets	10,266	10,182
Total operating expenses	32,580	21,462
Operating income	108,625	72,133
Interest expense	(11,460)	(15,502)
Other expense, net
Loss on extinguishment of debt	(18,803)	—
Other expense	(377)	(47)
Total other expense, net	(19,180)	(47)
Income before provision for income taxes	77,985	56,584
Income tax provision	16,024	11,053
Net income	$61,961	$45,531
Comprehensive income	$61,961	$45,531
Net income per share:
Basic	$0.10	$0.07
Diluted	$0.09	$0.07
Weighted average common shares outstanding:
Basic	648,813,998	647,994,569
Diluted	693,021,097	656,268,316

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(amounts in thousands)
(Unaudited)

	Three Months Ended March 31,
	2022	2021
Cash flows from operating activities
Net income	$61,961	$45,531
Adjustments to reconcile net income to net cash provided by operating activities:	10,008	(4,241)
Net cash provided by operating activities	71,969	41,290
Net cash used in investing activities	(489)	—
Net cash used in financing activities	(114,521)	(4,395)
Net (decrease) increase in cash and cash equivalents	(43,041)	36,895
Cash and cash equivalents - beginning of period	186,388	10,964
Cash and cash equivalents - end of period	$143,347	$47,859

The following tables present a reconciliation of net income, SG&A and gross profit, as the most directly comparable financial measure stated in accordance with U.S. GAAP, to adjusted EBITDA, adjusted EBITDA margin, adjusted gross profit, adjusted gross profit margin, adjusted SG&A, adjusted net income and adjusted net income per share for each of the periods presented.

	For the Three Months Ended March 31,
(in thousands)	2022	2021
Reconciliation of Net Income to Adjusted EBITDA
Net income	$61,961	$45,531
Loss on extinguishment of debt(1)	18,803	—
Income tax provision	16,024	11,053
Depreciation and amortization of intangible assets	12,110	12,632
Interest expense	11,460	15,502
Inventory write off and disposal(2)	4,324	—
Share-based compensation	1,696	627
Non-capitalizable IPO and strategic transition costs (3)	—	440
Adjusted EBITDA	$126,378	$85,785
Adjusted EBITDA margin	67.9%	72.6%

	For the Three Months Ended March 31,
(in thousands)	2022	2021
Reconciliation of Gross Profit to Adjusted Gross Profit
Gross profit	$141,205	$93,595
Inventory write off and disposal(2)	4,324	—
Amortization of patented formulations	1,769	2,451
Adjusted gross profit	$147,298	$96,046
Adjusted gross profit margin	79.1%	81.3%

	For the Three Months Ended March 31,
(in thousands)	2022	2021
Reconciliation of SG&A to Adjusted SG&A
SG&A	22,314	11,280
Share-based compensation	(1,696)	(627)
Non-capitalizable IPO and strategic transition costs (2)	—	(440)
Adjusted SG&A	$20,618	$10,213

	For the Three Months Ended March 31,
(in thousands)	2022	2021
Reconciliation of Net Income to Adjusted Net Income
Net income	$61,961	$45,531
Amortization of intangible assets (excluding software)	11,951	12,632
Loss on extinguishment of debt(1)	18,803	—
Inventory write off and disposal(2)	4,324	—
Non-capitalizable IPO and strategic transition costs (3)	—	440
Share-based compensation	1,696	627
Tax effect of adjustments	(7,310)	(2,267)
Adjusted net income	$91,425	$56,963
Adjusted net income per share:
Basic	$0.14	$0.09
Diluted	$0.13	$0.09
(1)On February 23, 2022, the Company refinanced its existing secured credit facility with a new credit agreement comprised of a $675 million senior secured term loan facility and a $150 million senior secured revolving credit facility. This refinancing resulted in recognition of loss on extinguishment of debt of $18.8 million which is comprised of $11.0 million in deferred financing fee write off, and $7.8 million of prepayment fees for the previously existing credit facility. Loss on extinguishment of debt is included as non-ordinary costs and fees in the reconciliations above.
(2)The inventory write-off and disposal costs relate to unused stock of a product that the Company reformulated in June 2021 as a result of regulation changes in the E.U. In the interest of having a single formulation for sale worldwide, the Company reformulated on a global basis and is now disposing of unused stock.
(3)Represents non-capitalizable professional fees and executive severance incurred in connection with the IPO and the Company’s public company transition.

Contacts:
ICR, Inc.

For Investors:
Allison Malkin
Annie Erner

For Media:
Alecia Pulman
Brittany Fraser

Olaplex@icrinc.com
203.682.8220